SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
               -------------------------------
                        August 21, 2003



                           CADIZ INC.
     (Exact name of Registrant as specified in its charter)



                            Delaware
         (State or other jurisdiction of incorporation)


                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)


777 South Figueroa Street, Suite 4250, Los Angeles, CA   90017
   (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (213) 271-1600


ITEM 5.   OTHER EVENTS
          ------------

        On August 21, 2003, Cadiz Inc. (the "Company") held a special stockholders meeting regarding a proposal to approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of not less than 1 for 10 shares and not more than 1 for 50 shares, and to authorize the Board of Directors to determine which, if any, of these reverse stock splits to effect. The Company announces today that the stockholders approved the proposal by an affirmative vote of a majority of all voting shares outstanding on the record date for the meeting. This affirmative vote gives the Company's Board of Directors the discretion to determine whether and when to conduct a reverse stock split and the ability to choose a ratio within the range authorized to best suit the Company's needs.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By:  /s/ Jennifer Hankes Painter
                                   ---------------------------
                                   Jennifer Hankes Painter
                                   General Counsel and Corporate
                                   Secretary


Dated:  August 22, 2003